Exhibit 99.1

Preliminary Proxy Card

Project Energy Reimagined Acquisition Corp.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated                , in connection with the Extraordinary General Meeting of Shareholders (the “Extraordinary General Meeting”) to be held on               at               , Eastern Time, at the offices of Greenberg Traurig, LLP, located at 900 Stewart Avenue, Suite 505, Garden City, NY 11530, and via virtual meeting, or at such other time, on such other date and at such other place to which the Extraordinary General Meeting may be postponed or adjourned, and hereby appoints Srinath Narayanan and Prakash Ramachandran, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of Project Energy Reimagined Acquisition Corp. (the “Company”) registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE ENCLOSED. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS ON WHICH THE UNDERSIGNED SHAREHOLDER IS ENTITLED TO VOTE AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held on           : This notice of extraordinary general meeting and the accompanying proxy statement are available at           .

Proposal 1 — The Business Combination Proposal	FOR	AGAINST	ABSTAIN
To approve and adopt, by way of ordinary resolution, the Business Combination Agreement, dated as of October 2, 2023 (as may be amended, supplemented, or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Company, Heramba Electric plc (“Holdco”), Heramba Merger Corp. (“Merger Sub”), Heramba Limited and Heramba GmbH, and the business combination contemplated thereby (together with the other transactions related thereto, the “Business Combination”).	☐	☐	☐

Proposal 2 — The Merger Proposal	FOR	AGAINST	ABSTAIN
To approve and adopt, by way of special resolution, the plan of merger pursuant to which Merger Sub will merge with and into the Company, with the Company being the surviving company in the merger (the “Merger”), and the consummation of the Merger.	☐	☐	☐

Proposals 3A through 3D — The Advisory Governance Proposals
To consider and vote upon four separate governance proposals to approve, in each case by way of ordinary resolution and on a non-binding advisory basis, the following material changes between the Company’s amended and restated memorandum and articles of association, as amended, and the articles of association of Holdco:

Proposal 3A	FOR	AGAINST	ABSTAIN
To establish the authorized capital of Holdco to consist of €49,990 divided into 200,000,000 ordinary shares of €0.0001 each (nominal value), 49,900,000 preference shares of €0.0001 each (nominal value) and 25,000 deferred ordinary shares of €1.00 each (nominal value).	☐	☐	☐

Proposal 3B	FOR	AGAINST	ABSTAIN
To include an advance notice provision that requires a nominating shareholder to provide notice to Holdco in advance of a meeting of shareholders should such nominating shareholder wish to nominate a person for election to the Holdco board of directors.	☐	☐	☐

Proposal 3C	FOR	AGAINST	ABSTAIN
To include a forum selection provision whereby, subject to limited exceptions, the courts of Ireland will be the sole and exclusive forum for certain shareholder litigation matters.	☐	☐	☐

Proposal 3D	FOR	AGAINST	ABSTAIN
To remove provisions relating to the Company’s status as a special purpose acquisition company that will no longer be relevant following the closing of the Business Combination.	☐	☐	☐

Proposal 4 — The Adjournment Proposal	FOR	AGAINST	ABSTAIN
To direct, by way of ordinary resolution, the chairman of the Extraordinary General Meeting to adjourn the Extraordinary General Meeting to a later date or dates, if necessary or convenient, to permit further solicitation and vote of proxies if, based on the tabulated votes at the time of the Extraordinary General Meeting, there are not sufficient votes to approve one or more proposals presented to shareholders for vote or if certain conditions under the Business Combination Agreement are not satisfied or waived.	☐	☐	☐

Dated: 2024

Shareholder’s Signature

Shareholder’s Signature

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.